Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:   Investor Relations

                        John Eldridge

                        (206) 272-6571

                         j.eldridge@f5.com

                        Public Relations

                        Alane Moran

                        (206) 272-6850

                         a.moran@f5.com

F5 Networks Announces Preliminary Results for Second Quarter of Fiscal 2013

SEATTLE, WA—April 4, 2013—F5 Networks, Inc. (NASDAQ: FFIV) today announced preliminary results for the second quarter of fiscal 2013, ended March 31. Revenue for the quarter is expected to be $350.2 million, below the company’s guidance of $370 million to $380 million. GAAP EPS is expected in the range of $0.79 to $0.80 per diluted share, compared to guidance of $0.93 to $0.96 per diluted share. Non-GAAP EPS is expected in the range of $1.06 to $1.07 per diluted share, compared to guidance of $1.21 to $1.24 per diluted share.

John McAdam, F5 president and chief executive officer, said the revenue shortfall resulted primarily from a slowdown in North American and to a lesser extent EMEA sales, while sales in Japan and Asia-Pacific were essentially in line with the company’s expectations.

“From a market perspective, Telco bookings were down sharply on both a sequential and year-over-year basis. U.S. Federal sales were also down significantly from the second quarter a year ago.

“Currently, we are looking into all the factors affecting the quarter’s results and we plan to provide more color during our regularly scheduled release and conference call on April 24,” McAdam said.

A reconciliation of the company’s anticipated GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2013
	(Anticipated)
Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$62.8	$63.6
Stock-based compensation expense	$27.6	$27.6
Amortization of purchased intangible assets	$1.0	$1.0
Tax effects related to above items	($7.2)	($7.2)

Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$84.2	$85.0

Net income per share - diluted	$0.79	$0.80

Non-GAAP net income per share - diluted	$1.06	$1.07

Conference Call Today

F5 will host a conference call today at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its preliminary second quarter results.

DIAL-IN NUMBERS: 800-857-3834 (US & Canada); +1-210-839-8222 (International)

CALL LEADER: John McAdam

PASSCODE: F5 NETWORKS

Please call in 10 minutes ahead of time to ensure a proper connection. If you have any problems or questions, please call F5 NETWORKS, INC. (206) 272-5555.

To listen to the live webcast, go to http://www.f5.com/about/investor-relations/events-calendar.html and click on the webcast URL for today’s call.

Conference Call Replays

TELEPHONE REPLAY: Available from April 4, 2013 (from 4:30 p.m. Pacific) through April 5, 2013 (until 11:59 p.m. Pacific)

DIAL-IN NUMBERS: 866-444-9032 (US & Canada); +1-203-369-1130 (International)

INTERNET REPLAY: Available until noon on April 24, 2013 at

http://www.f5.com/about/investor-relations/events-calendar.html

The company will report final results for the second quarter of fiscal 2013 in its regularly scheduled earnings release and conference call on Wednesday, April 24, 2013. Call-in numbers and webcast information are available at http://www.f5.com/about/investor-relations/events-calendar.html.

About F5 Networks

F5 Networks (NASDAQ: FFIV) makes the connected world run better. F5 helps organizations meet the demands and embrace the opportunities that come with the relentless growth of voice, data, and video traffic, mobile workers, and applications—in the data center, the network, and the cloud. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5’s Intelligent Services Platform to deliver and protect their applications and services while ensuring people stay connected. Learn more at www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements, if any, in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.